Exhibit 10.15

AMENDMENT OF THE
ACCO BRANDS CORPORATION
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
This Amendment of the ACCO Brands Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”) is adopted this December 3, 2013 by ACCO Brands Corporation (the “Company”).
W I T N E S S E T H
WHEREAS, the Company sponsors the Plan, which it most recently amended and completely restated effective December 14, 2009;
WHEREAS, the Board may amend the Plan at any time in such manner that does not deprive any participant (or his or her beneficiary) of a non-forfeitable accrued benefit under the Plan; and
WHEREAS, the Board has determined it appropriate to amend the Plan to eliminate the Change of Control payment feature with respect to all deferrals of compensation (and earnings thereon) occurring on and after January 1, 2014, in conformity with Section 409A of the Internal Revenue Code.
NOW, THEREFORE, the Company amends the Plan as follows:
1.Capitalized terms not defined herein shall have the meaning of such term provided under the Plan.

2.There is added to the Plan a new Section 29, to follow immediately after Section 28, that shall provide as follows:

“Elimination of Change of Control Payments for Post-2013 Deferrals. Anything in the Plan to the contrary notwithstanding, effective for deferrals of compensation pursuant to Section 4 occurring on and after January 1, 2014 (together with all Dividend Equivalents, Fixed Income Account Interest Credits and Phantom Stock Unit Adjustments thereon) (“Post-2013 Deferrals”), all references in the Plan to a Change of Control, and the consequences of a Change of Control under the Plan, shall be disregarded as if not stated in the Plan, including references to a Change of Control as a Participant payment event and to the definition of the term “Change of Control”. Accordingly, payment of such Post-2013 Deferrals to Participants shall be made only in accordance with the Plan provisions for payment upon a separation from service with the Company (including as a member of the Board) and all Affiliates.”
3.The Plan is affirmed, ratified and continued, as amended hereby.

WHEREFORE, the Company hereby adopts this Amendment the date and year first set forth above.
ACCO BRANDS CORPORATION
By: /s/ Pamela R. Schneider
Its: Sr. Vice President, General Counsel and Corporate Secretary